As filed with the Securities and Exchange Commission on DECEMBER 10, 2008
Securities Act File No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,

Critical Digital Data, Inc.
(Name of small business issuer in its charter)

Nevada	7380	80-0189455
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Dina Moskowitz, Chief Executive Officer
Marc Zimmerman, President
Critical Digital Data, Inc.
7770 Regents Road, Suite 113-129
San Diego, California 92122
Phone: 858-518-0447

 (Address and telephone number of principal executive offices)

Copies to:
Audie J. de Castro, Esq.
de Castro P.C.
309 Laurel Street
San Diego, CA 92101
(619) 702-8690
fax (619) 702-9401

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective oregistration statement for the same offering  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. □

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. □

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock offered by our Selling Shareholders (2)	560,000	$0.10	$56,000.00	$2.20

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2)
The selling shareholders will offer their shares at $.10 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DECEMBER 10, 2008

CRITICAL DIGITAL DATA, INC.

560,000
Shares of
Common Stock

The selling shareholders are offering up to 560,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop. Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, auditors have expressed substantial doubt as to our Company’s ability to continue as a going concern. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "CDD", "Company", "we," "us," or "our" refer to Critical Digital Data, Inc.

THE COMPANY

Critical Digital Data, Inc. is a Nevada Corporation (the “Company” or “CDD”) incorporated on May 2, 2008, with its principal place of business in San Diego, California.  CDD is a development stage company that intends to develop, launch and operate an online data storage service (“HomeDataGuard Personal Digital Vault Application,” or “Digital Vault”) specifically for data preservation and disaster recovery. The DigitalVault will enable subscribers to create a “back-up” copy of their most critical documents and electronic personal data, in an off-site secure location.  We intend to operate the business of CDD under the service and brand name “HomeDataGuard” (sometimes herein referred to as “HDG”). HDG will provide:

1)	secure online digital storage (back-up) and reproduction services via www.HomeDataGuard.com and HomeDataGuard Personal Digital Vault Application, and;
2)	access to service providers, “HomeDataPros”, who will assist HDG subscribers in backing up and copying subcribers’ personal data.

We are a development stage business and have had no revenue since our formation. There is currently no public market for our common stock.

From the date of our inception through September 30, 2008, we have incurred a net loss of $9,955. We have incurred losses since inception and we expect to incur losses for the foreseeable future.  As a result of the foregoing, our independent auditors, in their report covering our financial statements for the period ended September 30, 2008, stated that our financial statements were prepared assuming that we would continue as a going concern.

THE OFFERING

Common stock outstanding before the offering......................................................................	4,060,000

Common stock offered by selling shareholders......................................................................	560,000

Common stock to be outstanding after the offering...............................................................	4,060,000

Use of proceeds............................................................................................................................	We will not receive any proceeds from the sale of shares by the selling shareholders.

Risk Factors...................................................................................................................................	You should read the "Risk Factors" section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.

The above information regarding common stock to be outstanding after the offering is based on 4,060,000 shares of common stock outstanding as of December 4, 2008.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE BUSINESS AND FINANCIAL CONDITION

Investors may lose their entire investment if we fail to reach profitability.
We commenced business in April 2008. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have operated at a loss and may continue to operate at a loss in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the Shares.

Our business model is unproven, and we cannot guarantee our future success.
HomeDataGuard is a new and unproven business model. The success of our business model depends on our ability to achieve high volumes of subscription enrollment in order to offset the costs associated with our projected marketing and advertising expenses, as well as discounts and overhead. If we are unable to efficiently acquire subscribers, the results of operations would be adversely affected.  Further, as a strategic response to an aggressive competitive environment to provide online data storage, we may elect from time to time to make pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results. Moreover, because our expense levels in any given quarter are based, in part, on management’s expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

No protection of Intellectual Property.
HomeDataGuard™ and HomeDataPro™ are not registered trademarks as of the date of this S-1filing. An application to register HomeDataPro™ as a service mark was submitted to the U.S. Patent & Trademark Office, as well as a follow-up Response to Office Action statement, and is expected to be granted within the next three to six months. The owners of the filed service mark are our co-founders, Dina Moskowitz and Marc Zimmerman, who have agreed to assign the service mark to us.

There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

We rely on increasing consumer acceptance of Internet-enabled data storage services.
Historically there has been a general initial response of reluctance by consumers to trust online businesses with their personal information. To attract subscribers we will have to overcome this reluctance. If we do not, our business will be adversely affected.

Our ability to grow our business depends in part on a strong brand identity.
Establishing and maintaining brand identity and brand loyalty will be critical to attracting new subscribers and service provider members. In order to attract and retain subscribers and members, and respond to competitive pressures, we expect to expend resources to maintain and enhance our brand in the future. In addition, maintaining our brand will depend on our ability to provide a high-quality consumer experience and high quality service, which we may not do successfully. If we are unable to maintain and enhance our brand, our ability to attract new clients or successfully expand our operations will be harmed.

Laws and regulations
Many new state and federal laws and regulations are being contemplated and enacted relative to privacy issues in general and the care and handling of personal information in particular. In reaction to publicized incidents in which electronically stored information has been lost, illegally accessed or stolen, many states have adopted breach of data security statutes and regulations that require notification to consumers if the security of their personal information, such as social security numbers, is breached. In addition, the United States Congress is considering several bills that are intended to address data security, including by requiring notification to affected persons of breaches of data security.

Competition
We have numerous direct, indirect and partial competitors, most of which have valuable industry relationships and access to greater resources than we do. In addition, we will compete with our potential customers’ pre-existing internal information protection and storage services methods. There is no assurance that consumer households or service providers will begin to use an outside service such as HomeDataGuard for their future information protection and storage services. While we believe that we will offer a unique product offering toward a niche sector within the online data storage space, there can be no assurance that consumers will regard our concept as sufficiently distinguishable from competitors and that our concept will not be introduced by our competitors.

Security breaches
Our failure to protect our customers’ confidential information against security breaches could damage our reputation, harm our business and adversely impact our results of operations.

Reliance upon third party providers
Development Team: We have contracted with a team of freelance qualified software developers with specialties in online storage, flash design, database design and website design in order to develop the HomeDataGuard.com site. Should any one of the developers be unable to execute their portion of the development effort, the launch of the site could be delayed until a replacement is found.

Back-End Storage & Functionality: As part of the CDD business plan, we will be reliant on the leasing of storage space, hosting services and bandwidth from third party vendors. While such vendors are considered well-respected industry leaders for leasing such services, there can be no assurance that their systems will not experience periodic problems, security breaches, or other unforeseen difficulties that could adversely affect our business operations. While there are many competitors available to transfer the various services over to if faced with operational difficulties, there can be no assurances that CDD would be able to affect those transfers seamlessly without impacting customer accounts and retain on-demand access to customer data during that period of transference.

We have no operating history on which to evaluate our potential for future success.  This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.
We began our operations in 2008 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our short history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

As we grow our business, we there can be no assurance that our business strategy will  be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

In order to execute our business plan, we may need to raise additional capital. If we are unable to raise additional capital, we may not be able to achieve our business plan and you could lose your investment.
We may need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

We depend heavily on our management team and the loss of any or all of the members of such management team could materially adversely affect our business, results of operations and our financial condition.
Our success depends, to a significant extent, upon the efforts, the abilities and the business experience of Dina Moskowitz, our Chief Executive Officer and Marc Zimmerman, our President. Loss of the services of either of these executives could materially adversely affect our business, results of operations and financial condition, and could cause us to fail to successfully implement our business plan.

Internet system failures or viruses could seriously impact our operations and cause customers to seek other solutions.
The need to securely transmit all confidential information in a timely fashion will be critical to our potential clients. Any computer virus that is spread over the Internet could disable or damage our system or delay our ability to transmit or receive correspondence and/or files between clients and CDD. Additionally, any breach of confidentiality or even perceived compromise of integrity of computer information could cause credibility problems with our clients. Any system failure that causes interruption in our operations could impact our ability to maintain customers. Failures in the telecommunications network on which we rely would result in customers’ receiving no or diminished service.

RISKS RELATED TO COMMON STOCK

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.
There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over the Counter Bulletin Board in the United States.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents FINRA which operates the Over the Counter Bulletin Board, no can there be any assurance that such an application for quotations will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Prospective investors not independently represented
Legal counsel to the Company does not act as counsel to any prospective investors in connection with this Offering. Each prospective investor is encouraged to consult with his or her own legal counsel, accountant or other professional prior to subscribing to Shares.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.
Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.
We do not currently anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.  Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts.  There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.
Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our    authorized preferred stock, there can be no assurance that the Company will not do so in the future.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.
The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.
There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.
Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

 FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;
•	our growth strategies;
•	anticipated trends in our business;
•	our future results of operations;
•	our ability to make or integrate acquisitions;
•	our liquidity and ability to finance our acquisition and development activities;
•	the timing, cost and procedure for proposed acquisitions;
•	the impact of government regulation;
•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);
•	our financial position, business strategy and other plans and objectives for future operations;
•	competition;
•	the ability of our management team to execute its plans to meet its goals;
•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and
•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The selling shareholders will offer their shares at $0.10 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Shareholder (1)	Beneficial Ownership Before Offering	Percentage of Common Stock Before Offering	Shares of Common Stock Offered by this Prospectus	Beneficial Ownership After the Offering (3) (4)
The Borg Trust(2)	250,000	6.16%	250,000	0
Anne Tucker	10,000	0.25%	10,000	0
Howard Robin	10,000	0.25%	10,000	0
Nina Kay	10,000	0.25%	10,000	0
Sylvia Zimmerman	10,000	0.25%	10,000	0
Rod Moskowitz	10,000	0.25%	10,000	0
Arthur Scott Bobrow	10,000	0.25%	10,000	0
Gregory Robin	10,000	0.25%	10,000	0
Michael C. Lee	20,000	0.25%	10,000	0
Stanley Moskowitz	10,000	0.25%	10,000	0
Viviane Moskowitz	10,000	0.25%	10,000	0
Elliot Canter	10,000	0.25%	10,000	0
Christopher DeMartino	10,000	0.25%	10,000	0
Derek Petersen	10,000	0.25%	10,000	0
Daniel P. Weiner	10,000	0.25%	10,000	0
Elana Cohen	10,000	0.25%	10,000	0
David Dallal	10,000	0.25%	10,000	0
Christopher Havel	10,000	0.25%	10,000	0
Karen J. Brutman	10,000	0.25%	10,000	0
Alan Brutman	10,000	0.25%	10,000	0
Amy Lapinski	10,000	0.25%	10,000	0
Sterling Lapinski	10,000	0.25%	10,000	0
Jeffrey K. Polacheck	10,000	0.25%	10,000	0
Steven Bellach	10,000	0.25%	10,000	0
Tina Buschi	10,000	0.25%	10,000	0
Suzanne Edelman	10,000	0.25%	10,000	0
Keri A. Rogers	10,000	0.25%	10,000	0
Walter Straub	10,000	0.25%	10,000	0
Barry D. Zimmerman	10,000	0.25%	10,000	0
John Altenbern	10,000	0.25%	10,000	0
Nikolaos K. Souris	10,000	0.25%	10,000	0

Total Shares	560,000

(1)	None of the selling shareholders are broker-dealers.
(2)	Ian Mausner has investment control of The Borg Trust.
(3)	Assumes all shares offered by this Prospectus are sold
(4)
Number of shares includes shares issued to the selling shareholders in connection with the private placement of securities by the Company. There were a total of 560,000 shares of the Company’s common stock issued to purchasers in private placements of which are being registered pursuant to this registration statement.

PLAN OF DISTRIBUTION

The selling shareholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). At the close of business on December 4, 2008, the Company had 4,060,000 shares of Common Stock issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

In November 2008, the Company’s Board of Directors approved a recapitalization (the “Recapitalization”) of the Company whereby each shareholder of record on October 31, 2008 was granted an additional nine shares of common stock for each share owned.  As a result, the number and value of shares of common stock outstanding were increased and additional paid in capital was decreased to reflect a change in the market price from $1.00 per share to $0.10 per share. Share and per share amounts included in this registration statement and reflected throughout the financial statements and notes included herein have been retroactively restated for the Recapitalization.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future

Options and Warrants

None.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Co. of Salt Lake City, Utah.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Audie J. de Castro, Esq. de Castro P.C., 309 Laurel Street, San Diego, CA 92101.

DESCRIPTION OF BUSINESS

Overview

Critical Digital Data, Inc. is a Nevada Corporation (the “Company” or “CDD”) incorporated on May 2, 2008, with its principal place of business in San Diego, California.  CDD is a development stage company that intends to develop, launch and operate an online data storage service (“HomeDataGuard Personal Digital Vault Application,” or “Digital Vault”) specifically for data preservation and disaster recovery. The DigitalVault will enable subscribers to create a “back-up” copy of their most critical documents and electronic personal data, in an off-site secure location.  We intend to operate the business of CDD under the service and brand name “HomeDataGuard” (sometimes herein referred to as “HDG”). HDG will provide:

1)	secure online digital storage (back-up) and reproduction services via www.HomeDataGuard.com and HomeDataGuard Personal Digital Vault Application, and;

2)
access to independent service providers, “HomeDataPros”, trained by us to provide confidential, efficient assistance in the conversion of customers’ printed documents to digital documents and assist in the account set-up for a secure online HomeDataGuard personal file cabinet.

We are a development stage business and have had no revenue since our formation. There is currently no public market for our common stock.

Background

A person’s most important personal data is at risk from destruction or damage in fires, floods, hurricanes, tornadoes, landslides and other natural disasters, as well as theft. Such data includes but is not limited to homeowner insurance policies, personal estate documents, mortgage and real estate documentation, stock certificates, product warranties, photographs of assets/property, birth certificates, tax records, etc.  Most of this data oftentimes solely exists in physical paper-based form.

We believe that the average individual does not spend very much time or put much thought into organizing and consolidating his or her most important physical papers. Oftentimes, a person’s most valued and critical physical documents are dispersed amongst boxes in garages, in closets, file cabinets at home and at work, in piles in one’s bedroom or kitchen, in bank safety deposit boxes, personal home safes, albums, etc. Likewise electronically stored data is spread amongst hard drives, external hard drives, floppy disks, CD-ROMs, flash drives, in email accounts, etc. Other critical documentation and data may be held by advisors (attorneys, accountants, physicians), on diverse servers etc.

HomeDataGuard was developed with the intent to be a very simple-to-use and secure digital repository for the aggregation, organization, storage and rapid retrieval of that personal critical data.

HomeDataGuard

HomeDataGuard, comprised of the HomeDataGuard Personal Digital Vault Application and the HomeDataGuard.com website, will enable a Subscriber, at any time, to (a) digitally transfer a digital copy of their personal documents and information (“upload” and/or “download”) to and from their HomeDataGuard file cabinet on-demand, and (b) have expedient reproduction and delivery of their uploaded files to the Subscriber’s location of choice.  To facilitate the aggregation and uploading of a Subscriber’s personal information, HomeDataPros, who will be independent service providers trained by the Company to help subscribers scan, upload and organize their data, will be available in select geographic regions, commencing in San Diego County.

Companies in the information protection and storage services industry store and manage information in a variety of media formats, which can broadly be divided into physical and electronic records, and provide a wide range of services related to the records stored. Physical records may include paper documents, as well as all other non-electronic media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints. Digital records may include files retained on some form of hardware device and files in word processing formats, database formats, spreadsheets, digital photographs, digital videos, pdfs, rtfs, etc. HomeDataGuard’s services and functionality will be geared toward storing and protecting inactive or semi-active information in most any digital file format, which is not typically accessed frequently by its owners and updated only occasionally.

The HomeDataGuard Personal Digital Vault Application is designed to simulate a traditional bank-like physical vault containing a private room with a four-drawer file cabinet.   The virtual interface is extremely easy to use, and provides the Subcriber with a virtual experience that may feel very much like the real experience of opening and closing a file cabinet drawer, scrolling through file folders, inserting files inside folders, and moving folders around.

A Subscriber logs in and is presented with a video which shows a steel vault unlocking and its door opening, complete with sound effects.  The registered user is taken inside the vault to his/her personal secure file cabinet, which stands next to a whiteboard which contains instructions.  The Subscriber can choose to store, organize and/or retrieve their data by accessing the appropriate file drawer and folders presented within

The Subscriber clicks on one of the file cabinet drawers, which rolls open to display the file folders contained inside.   When the Subscriber scrolls over a folder and selects to open it, the folder displays thumbnail images of the files contained within.  The Subscriber  can upload a file into a pre-named folder.    The top two drawers contain several pre-named folders to help a Subscriber get started and be organized.  The Subscriber may also create dozens of new folders, edit folders, even move them to other drawers.  Subscribers have the ability to choose which folders and drawers to place their important data inside.  The website will provide guidance, prompts and checklists to subscribers, and ensure that they are reminded several times per year to make necessary updates, changes and/or add new information to their digital file cabinet.

When a Subscriber opens an account they initially do so with the purpose of storing important personal data and documents within their own private secure HomeDataGuard personal file cabinet.   In order to transfer documents or information to one’s HomeDataGuard file cabinet, that data must first exist in a digital format (“digital copy”.) It is then uploaded via the Internet to HomeDataGuard’s servers.   If the data does not pre-exist in a digital format, it would need to be converted by one of several methods, including but not limited to: being scanned; being faxed to a digital destination; be digitally photographed; or made into a digital movie.

Personal files can be uploaded by the Subscriber or for a fee by a HomeDataPro or other trained professional.  To store the digital copies into their personal file cabinets, Subscribers would follow the prompts on the site.  Users are prompted to determine which named file folder to place the digital copies into, for organizational purposes.

Subscribers will be able to select an annual or monthly payment subscription plan, for access to the top two drawers (the “Basic” HomeDataGuard File Cabinet.)   For additional storage space, Subscribers may purchase up to two additional drawers, with incremental increases in cost.

Data Access and Maintenance

Once a digital copy is uploaded to a Subscriber’s personal file cabinet, it is easily accessible to that Subscriber anytime from any hardware device that can access the Internet and download that file from HomeDataGuard.   Only that Subscriber will have access, unless he/she provides the username and password information directly to another party.  HomeDataGuard will, via email notifications, suggest that Subscribers change their password every few months and remind them to update their account information and add fresh data to their file cabinets if warranted.

As an added service, if a Subscriber faces a situation in which they need assistance with the reproduction of certain files stored in their HomeDataGuard file cabinet, CDD will reproduce those files (only with the expressed consent of the Subscriber who must first provide CDD with the password to their account) in physical or digital format and deliver them to the subscriber’s requested address

Data Storage Functionality & Encryption

Data storage space is currently leased from Media Temple and Amazon Web Services. In the future, CDD may select other storage and hosting providers that meet HomeDataGuard’s system’s requirements.   As of the date of this prospectus we are developing specifications for encryption and security.

HomeDataPros™

We intend to recommend trained and qualified independent professionals, who the company has certified as “HomeDataPros.”   HomeDataPros will be trained by us to provide confidential, efficient assistance in the conversion of customers’  documents and information to digital copies and assist in the account set-up and uploading to  a secure online HomeDataGuard personal file cabinet.

 HomeDataPros will assist the user in the following activities: document scanning; creating digital video recordings of personal property and home inventory; digitally photographing  property; and uploading any Subscriber-requested digital copies to the personal file cabinet on www.HomeDataGuard.com.

Market for HomeDataGuard

We anticipate that our initial customers will be consumer households that reside in San Diego County.

Revenue

We expect to derive revenue primarily from initial and recurring subscription revenues. For business-to-consumer subscriptions, it is anticipated that customers will subscribe for an annual license, at this time expected to start at $36.00 per year or $4.00 per month for a Basic (4 Gigabyte) HomeDataGuard File Cabinet, and that a portion of those subscribers will renew annually.  We will also offer subscriptions that provide larger amounts of digital storage space, and enable Basic customer accounts to upgrade.
A la carte services provided by HomeDataPros will be charged by the service provided and will be priced based upon time and services provided.

Growth Strategy

Our objective is to establish a leadership position in the niche of record protection and storage services of personal critical information, protecting and storing our customers’ information without regard to media format or geographic location. Our primary avenues of growth are expected to be: (1) acquire consumer household customers within the US and Canada, starting within fire-prone and earthquake-prone regions of California; (2) establish and expand a workforce of HomeDataPro professionals in those regions; (3) eventually expand into other regions of the United States.

Intellectual Property

We rely on a combination of trademark, copyright, trade secret and patent laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. HomeDataGuard™ and HomeDataPro™ are not registered trademarks as of the date of this S-1filing. An application to register HomeDataPro™ as a service mark was submitted to the U.S. Patent & Trademark Office, as well as a follow-up Response to Office Action statement, and is expected to be granted within the next three to six months. The owners of the filed service mark are our co-founders, Dina Moskowitz & Marc Zimmerman who have agreed to assign the service mark to us.

In September 2008 the company submitted a copyright application to the U.S. Copyright Office for the HomeDataGuard.com Personal Digital Vault Application.  As of December 5, 2008, we have received confirmation that the copyright application is under review.

We also rely on copyright laws to protect copy on our web site and all marketing materials. We have registered at least 40 Internet domain names related to our business in order to protect our proprietary interests. From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

Employees

We presently do not have any employees other than our two executive officers.  Any administrative, marketing, technical, IT and/or software development work that is not handled by the co-founders is outsourced to qualified professionals as deemed necessary.

Site Developers

The Company has contracted with a team of independent software developers with specialties in online storage, flash design, database design and website design in order to develop the HomeDataGuard.com site.

Legal Matters

We are not currently subject to any legal proceedings.

Properties

Our principal executive offices are located at  3270 Caminito Eastbluff, #95, La Jolla, California,  92037  on a rent-free basis at the home of our CEO, Dina Moskowitz.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Report to Shareholders

As a result of this offering, and the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, proxy statements, and other information with the Securities and Exchange Commission, as required.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We intend to develop, launch and operate the Digital Vault Application specifically for data preservation and disaster recovery. The DigitalVault will enable subscribers to create a “back-up” copy of their most critical documents and electronic personal data, in an off-site secure location.  CDD's financial model will be based on the recurring nature of a subscription revenue model.  It is anticipated that customers will subscribe for an annual or monthly license.  Additionally, a la carte services provided by HomeDataPros will be charged for the service provided and will be priced based upon time and materials.

We anticipate that in our first few years of operations we will direct most of our marketing and business development efforts towards fire-prone regions and earthquake-prone regions in California. We may also roll out into Florida and Louisiana, focusing on the hurricane and flood-prone regions.  We will initially do our best to leverage the media and form partnership relationships with trusted advisors who maintain original critical documents for their clients (i.e., certified public accountants, real estate agents, family law practitioners, financial planners, etc.).

Results of Operations

Revenues

For the period from May 2, 2008 (Inception) through September 30, 2008, CDD recognized no revenues.  We are still a development stage company and do not expect to begin generating revenues until we begin offering our product and services.

Operating Expenses

Total operating expenses for the period from May 2, 2008 (Inception) through September 30, 2008 totaled $8,467 and consisted primarily of the following:

•	Professional fees relating to the audit of the Company’s financial statements for the period from May 2, 2008 (Inception) through September 30, 2008 totaled $4,000.
•	Marketing fees incurred to launch HDG and begin advertising the Company to the public totaled approximately $2,500.
•
Professional fees billed by the Company’s attorney for reimbursement of CDD’s filing fees in the State of Nevada and registration to do business in the State of California totaled approximately $570.  The Company’s attorney is related to CDD’s Chief Executive Officer.

Other Expenses

During the period from May 2, 2008 (Inception) through September 30, 2008, the Company incurred $1,488 of other expenses.  Such expenses consisted of $800 representing the state minimum tax imposed on corporations and $688 relating to interest on a note payable in the amount of $15,172 which bears interest at 10% per annum.  The note payable resulted from funds paid on behalf of CDD by an entity controlled by the Chief Executive Officer and President of CDD (the “Related Entity”) to assist in the development of the Digital Vault and matures on September 30, 2010.

Net Loss

During the period from May 2, 2008 (Inception) through September 30, 2008, the Company incurred a net loss of $9,955 due primarily to operating expenses as described above.

Capital Resources and Liquidity

           Net cash used in operating activities was $4,414 for the period from May 2, 2008 (Inception) through September 30, 2008 and is primarily attributable to the payment of marketing and professional fees.

Net cash used in investing activities was $9,129 for the period from May 2, 2008 (Inception) through September 30, 2008 resulting from the development of the DigitalVault.

Net cash provided by financing activities during the period from May 2, 2008 (Inception) through September 30, 2008 was $49,000 and resulted from the Company’s sale of 490,000 shares of common stock via a private placement memorandum.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Basis of presentation - Going concern

No assurance can be given that a market for the CDD product will develop, or that customers will be willing to pay for the CDD product.  For the period from May 2, 2008 (Inception) through September 30, 2008, the Company incurred net losses totaling $9,955; had net cash used in operating activities totaling $4,414; and had an accumulated deficit of $9,955 as of September 30, 2008.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis,, and the ability to ultimately attain profitability.

The Company has paid for the development of the Digital Vault in part by borrowing funds from the Related Entity.  There can be no assurance that the Related Entity will be able to continue to loan funds to CDD in the future.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

Upon the generation of revenue, the Company shall follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.  Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

Website in development

The Company accounts for the development of its website and Digital Vault under the guidance of EITF 00-2, “Accounting for Website Development Costs” (“EITF 00-2”) which provides that all costs relating to software used to operate a website be accounted for under AICPA SOP 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”) unless a plan exists or is being developed to market the software externally.  As such, all costs associated with the planning of the website are expensed as incurred and the costs to develop the software are generally capitalized.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2008.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscals years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company does not expect that the adoption of SFAS 160 will have a material impact on its financial position.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  Early adoption is permitted.  The Company does not expect that the adoption of SFAS No. 161 will have a material impact on its financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and does not expect SP EITF 03-6-1 to have a material impact on the Company’s financial position.

Experienced and Dedicated Personnel

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be   encouraged through     a stock option plan, is essential for attracting, retaining and motivating qualified personnel.  While we have not yet adopted a stock option plan, we intend to do so in the near future.

Recent Developments

Design and development of the HomeDataGuard Digital Vault online application as well as the www.HomeDataGuard.com website commenced in April, 2008.  Based upon current development initiatives and milestones, we anticipate that the beta release of www.HomeDataGuard.com will occur in late 2008 or early 2009, and that HomeDataPro services will commence in San Diego County during the first quarter of 2009.

The recent wild fires in California’s Los Angeles, Riverside and Orange Counties, coupled with flooding and hurricanes in other parts of the U.S. during the past six months bring to light the importance of maintaining off-site back-up of one’s inventory and personal information.  It is anticipated that the heightened public awareness of this need will facilitate the marketing of  HomeDataGuard.

Financing Needs

Including the net proceeds from the recent private placement stock offering, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity, other than the net proceeds from the offering. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company’s common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail its operations.

Recent Financings

During the period May 2, 2008 through December 5, 2008, the Company raised $56,000 in private financing from accredited investors. These funds were utilized for the daily operating activities of the company. The investors purchased shares from the Company at $.10 per share.

Off Balance Sheet Arrangements

None.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Effect of Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”). To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. As of the date of this Prospectus, no application on Form 211 to FINRA has been made.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers will manage our business.    The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of  December 5, 2008. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director will serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Dina M. Moskowitz	42	Chief Executive Officer and Director

Marc Zimmerman	41	President and Director

Management

Dina M. Moskowitz, Chief Executive Officer
Dina Moskowitz, age 42, has been the CEO and a director since the inception of the Company.  Since 2006, she has been President of PineappleHut, Inc. a San Diego-based real estate and mortgage brokerage. She is also founder and past principal of Corporate Business Plan Associates, a firm which has been providing custom business plan services for more than fifteen years. She earned her B.S. Economics degree in Finance from the Wharton School of Business, University of Pennsylvania. She is a licensed real estate agent with the California Department of Real Estate and is a licensed REALTOR®. As well she has been providing mortgage brokering services from 2003 to 2008, first as a loan consultant with 1st Financial, Inc., followed by PineappleHut, Inc. Dina serves as Trustee on the Board, Chief Financial Officer and member of the Strategic Planning Committee for San Diego Hebrew Homes (dba Seacrest Village Retirement Communities).

Marc Zimmerman, President
Marc Zimmerman, age 41, has been the President and a director since the inception of the Company.   He is Chief Executive Officer and Co-Founder and Broker of Record of PineappleHut, Inc. He has worked in the real estate business for the past 16 years, serving  serving as a mortgage broker and a real estate agent.. From  2002 to 2006 he was, President and CEO of 1st Financial Inc., a mortgage brokerage business. He is registered as a licensed broker with the California Department of Real Estate, is a licensed REALTOR® with membership in the National Association of Realtors, California Association of Realtors and San Diego Association of Realtors. Marc attended the Berkeley School of Music in Boston and is a highly accomplished keyboardist/pianist/bass player.

EXECUTIVE COMPENSATION

Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

The Company’s directors currently serve without cash compensation

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to develop the Company’s Digital Vault and begin marketing of the Company, PineappleHut Realty, Inc., a company that is owned by the founders of CDD, made payments to various consultants on behalf of CDD in the amount of $15,172.  Subsequently, CDD entered into a note payable agreement with PineappleHut Realty, Inc. evidencing the amount of the funds that had been paid to date (the “Note Payable”).  The Note Payable bears interest at 10% per annum and is due on September 30, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of  December 5, 2008, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of  December 5, 2008, there were 4,060,000 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of December 5, 2008 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Dina M. Moskowitz	1,750,000	43.1%
Marc Zimmerman	1,750,000	43.1%
Officers and Directors as a group	3,500,000	86.2%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of December 5 , 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on December 5, 2008, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of December 5, 2008.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”). To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Holders

As of December 5, 2008, the number of shareholders of record of the Common Stock of the Company was 33.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended and restated, provide to the fullest extent permitted by Nevada Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by de Castro P.C., San Diego, California 92101.  Stanley Moskowitz, who is "Of Counsel" to de Castro P.C., is the father of Dina Moskowitz.

EXPERTS

The financial statements as of  September 30, 2008 for Critical Digital Data, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Hawkins Accounting, an independent registered public accountant, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling shareholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our fiscal year ends on September 30. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

Critical Digital Data, Inc.
(A Development Stage Company)
September 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Critical Digital Data, Inc.
San Diego, CA

We have audited the accompanying balance sheet of Critical Digital Data, Inc. as of September 30, 2008, and the related statement of income, stockholders’ equity and comprehensive income, and cash flows for the year ended September 30, 2008.  Critical Digital Data, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Critical Digital Data, Inc. as of September 30, 2008, and the results of its operations and its cash flows for the year ended September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in note 3 to the financial statements, the Company has incurred a net loss since inception, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hawkins Accounting
December 2, 2008 Los Angeles, CA

1925 Century Park East Suite 2050 Los Angeles, CA 90067
(310) 553-5707, Fax (310) 553-5337 hawkinsaccounting@cpahawkins

 CRITICAL DIGITAL DATA, INC.
 (A Development Stage Company)
 BALANCE SHEET
 September 30, 2008

ASSETS

Current assets:
Cash	$35,457
Total current assets	35,457

Website in development	22,929

Total assets	$58,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,909
Accounts payable and accrued expenses-related parties	1,260
Total current liabilities	4,169

Note payable - related party	15,172

Total liabilities	19,341

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; no shares issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares
authorized; 3,990,000 shares issued and outstanding	3,990
Additional paid-in capital	45,360
Founders' receivable	(350)
Deficit accumulated during development stage	(9,955)

Total stockholders’ equity	39,045

Total liabilities and stockholders’ equity	$58,386

See accompanying notes to financial statements

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Period from May 2, 2008 (inception) to September 30, 2008

Accumulated During Development Stage
Revenues	$-

Operating expenses
Professional fees	4,000
Marketing	2,514
General and administrative	1,953

Total operating expenses	8,467

Loss from operations	(8,467)

Taxes	800
Interest expense-related party	688

Net loss	$(9,955)

Weighted average number of common
shares outstanding - basic and fully diluted	3,766,304

Net loss per share - basic and fully diluted	$(0.00)

See accompanying notes to financial statements

CRITICAL DIGITAL DATA
 (A Development Stage Company)
Statement of Stockholders' Equity
For the period from May 2, 2008 (inception) through September 30, 2008

				Accumulated
				Deficit During
	Common Stock		Additional	Development	Founders'
	Shares	Amount	Paid-In Capital	Stage	Receivable	Total
Balance,
May 2, 2008	-	$-	$-	$-	$-	$-
Issuance of common stock for cash - May 2008	30,000	30	2,970	-	-	3,000
Issuance of common stock for cash - June 2008	20,000	20	1,980	-	-	2,000
Issuance of common stock for cash - July 2008	360,000	360	35,640	-	-	36,000
Issuance of common stock for cash - August 2008	50,000	50	4,950	-	-	5,000
Issuance of common stock for cash - September 2008	30,000	30	2,970	-	-	3,000
Issuance of founders' shares - May 2008	3,500,000	3,500	(3,150)	-	(350)	-
Net loss	-	-	-	(9,955)	-	(9,955)
Balance,
September 30, 2008	3,990,000	$3,990	45,360	$(9,955)	$(350)	$39,045

See accompanying notes to financial statements

CRITICAL DIGITAL DATA, INC.
 (A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from May 2, 2008 (inception) to September 30, 2008

Accumulated During Development Stage
Cash flows from operating activities
Net loss	$(9,955)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Accounts payable and accrued expenses	4,281
Accounts payable and accrued expenses-related parties	1,260

Net cash used in operating activities	(4,414)

Cash flows from investing activities
Purchase of website development	(9,129)

Net cash used in investing activities	(9,129)

Cash flows from financing activities
Proceeds from issuance of common stock	49,000

Net cash provided by financing activities	49,000

Net increase in cash	35,457

Cash, beginning of period	-

Cash, end of period	$35,457

Supplemental disclosure of cash flow information:
Income taxes paid	$-
Interest paid	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for founders' receivable	$350
Issuance of note payable for development of website and marketing of Company	$15,172

See accompanying notes to financial statements

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

NOTE 1 - ORGANIZATION AND OPERATIONS

Critical Digital Data, Inc.  (“CDD” or the “Company”), a development stage company, was incorporated on May 2, 2008 under the laws of the State of Nevada with its principal place of business in San Diego, California. CDD is a development stage company that intends to develop, launch and operate an online data storage service (a “Digital Vault”) specifically for data preservation and disaster recovery. The Digital Vault will enable subscribers to create a “back-up” copy of their most critical documents and electronic personal data, in an off-site secure location. We intend to operate the business of CDD under the service and brand name “Home Data Guard” (“HDG”). HDG will provide:

1)	Secure online digital storage (back-up) and reproduction services via www.HomeDataGuard.com, and;
2)	Access to service providers, “Home Data Pros”, who will assist HDG subscribers in backing up and copying subscribers’ personal data.

Upon incorporation, CDD authorized 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001.  On November 15, 2008, the Company’s Board of Directors approved a recapitalization (the “Recapitalization”) of the Company whereby each shareholder of record on October 31, 2008 was granted an additional nine shares of common stock for each share owned.  As a result, the number and value of shares of common stock outstanding were increased and additional paid in capital was decreased to reflect a change in the market price from $1.00 per share to $0.10 per share. Share and per share amounts reflected throughout the financial statements and notes thereto have been retroactively restated for the Recapitalization.

NOTE 2 – PRIVATE PLACEMENT OFFERING

From May through September 30, 2008 the company sold a total of sold 490,000 shares of common stock at $.10 per share to a total of 24 accredited investors and received  proceeds totaling  $49,000  (see also Note 8 - Subsequent Events).

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - Going concern

No assurance can be given that a market for the CDD product will develop, or that customers will be willing to pay for the CDD product.  For the period from May 2, 2008 (inception) through September 30, 2008, the Company incurred net losses totaling $9,955; had net cash used in operating activities totaling $4,414; and had an accumulated deficit of $9,955 as of September 30, 2008.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to successfully complete its PPM, and the ability to ultimately attain profitability.

The Company has paid for the development of the Digital Vault primarily by borrowing funds from an entity controlled by the major shareholders of CDD (the “Related Entity”).  There can be no assurance that the Related Entity will be able to continue to loan funds to CDD in the future.  See Note 4 – Related Parties.

CDD's financial model will be based on the recurring nature of a subscription revenue model. For business-to-consumer subscriptions, it is anticipated that customers will subscribe for an annual or monthly license, at this time expected to be $36 per year or $4.00 monthly, and that a portion of those subscribers will renew.   A la carte services provided by HomeDataPros will be charged by the service provided and will be priced based upon time and materials.

We anticipate that in our first few years of operations we will direct most of our marketing and business development efforts towards fire-prone regions and earthquake-prone regions in California. We may also roll out into Florida and Louisiana, focusing on the hurricane and flood-prone regions.  We will initially do our best to leverage the media and form partnership relationships with trusted advisors who maintain original critical documents for their clients (i.e., certified public accountants, real estate agents, family law practitioners, financial planners, etc.).

Management believes that the actions presently being taken and the success of future operations will be sufficient to enable the Company to continue as a going concern.

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

However, there can be no assurance that the PPM will be successful.  Failure to successfully raise funds through the PPM could have a material adverse effect on the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

Upon the generation of revenue, the Company shall follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.  Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Website in development

The Company accounts for the development of its website and Digital Vault under the guidance of EITF 00-2, “Accounting for Website Development Costs” (“EITF 00-2”) which provides that all costs relating to software used to operate a website be accounted for under AICPA SOP 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”) unless a plan exists or is being developed to market the software externally.  As such, all costs associated with the planning of the website are expensed as incurred and the costs to develop the software are generally capitalized.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2008.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscals years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company does not expect that the adoption of SFAS 160 will have a material impact on its financial position.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  Early adoption is permitted.  The Company does not expect that the adoption of SFAS No. 161 will have a material impact on its financial position.

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and does not expect SP EITF 03-6-1 to have a material impact on the Company’s financial position.

NOTE 4 – RELATED PARTY TRANSACTIONS

In order to develop the Company’s Digital Vault and begin marketing of the Company, the Related Entity made payments to various consultants on behalf of CDD in the amount of $15,172.  Subsequently, CDD entered into a note payable agreement with the Related Entity evidencing the amount of the funds that had been paid to date (the “Note Payable”).  The Note Payable bears interest at 10% per annum and is due on September 30, 2010.

CRITICAL DIGITAL DATA, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company was incorporated on May 2, 2008. The authorized shares of the Company consist of 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share.  As of September 30, 2008, the Company had sold 490,000 shares of common stock at $0.10 per share.  Additionally, the two founders of CDD were each granted 1,750,000 shares of common stock.  The purchase of the shares is evidenced by a Founders’ Receivable in the amount of $350 which is included in Stockholders’ Equity in the accompanying Balance Sheet.

NOTE 6 – INCOME TAXES

The Company incurred a loss of $9,955 for the period from May 2, 2008 (Inception) to September 30, 2008.  As of September 30, 2008, the Company has a net operating loss carry forward of $3,385 available to reduce future taxable income for federal and state income tax purposes. The Company established a full valuation allowance in accordance with the provision of SFAS No. 109, “Accounting for Income Taxes.” The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.

No provision was made for federal income tax since the Company has net operating losses.  The provision for income taxes included in the accompanying financial statements consists of the state minimum tax imposed on corporations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Consulting agreement

During April 2008, on behalf of CDD, the Related Entity entered into a consulting agreement with a third party contractor to develop the Digital Vault.  Compensation for these services is $26,000 payable in installments based on completion of various phases of the work.  As of September 30, 2008, $22,329 had been paid towards the agreement.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to September 30, 2008, the Company raised an additional $7,000 from the sale of 70,000 shares of its common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC registration fee	$2.20
Printing and engraving expenses	$250.00
Legal fees and expenses	$2,500.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	$500.00
Total	$8,752.20

ITEM 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

Since inception in May 2008 through December 5, 2008, the Company issued an aggregate of 560,000 shares of common stock to thirty-one accredited investors in exchange for $56,000 through a private placement investment.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 16.   EXHIBITS

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean Critical Digital Data, Inc,, a Nevada corporation.

Exhibit #	Description
3.1	Articles of Incorporation of Critical Digital Data, Inc. as amended
3.2	Corporate Bylaws for Critical Digital Data, Inc.
5.1	Legal opinion and consent of de Castro P.C.
23.1	Consent of de Castro P.C. (included with Exhibit 5.1)
23.2	Consent of Critical Digital Data, Inc.’s Auditors

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with theSecurities and Exchange Commission (“SEC”) pursuant to Rule 424(b), if in the Aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.
(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the Securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 8, 2008.

CRITICAL DIGITAL DATA, INC

By:	/s/ Dina M. Moskowitz
Dina M. Moskowitz Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Critical Digital Data, Inc. hereby constitutes and appoints Dina M. Moskowitz, his attorney-in-fact and agent, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Dina M. Moskowitz	Chief Executive Officer and Treasurer	December 8, 2008
Dina M. Moskowitz	Chief Executive Officer (Principal Accounting Officer)

/s/ Marc H. Zimmerman	President and Secretary	December 8, 2008
Marc Zimmerman	President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit #	Description
3.1	Articles of Incorporation of Critical Digital Data, Inc. as amended
3.2	Corporate Bylaws for Critical Digital Data, Inc.
5.1	Legal opinion and consent of de Castro P.C.
23.1	Consent of de Castro P.C. (included with Exhibit 5.1)
23.2	Consent of Critical Digital Data, Inc.’s Auditors